Exhibit 10(ii)
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       HSB INDUSTRIAL RISK INSURERS, L.LC.

THIS LIMITED LIABILITY COMPANY AGREEMENT ("Agreement") of HSB Industrial Risk Insurers, L.L.C. (the "Company") dated as of _____________________________ is between Employers Reinsurance Corporation ("ERC"), a Missouri corporation, with principal offices at 5200 Metcalf, Overland Park, Kansas and The Hartford Steam Boiler Inspection and Insurance Company ("HSB"), with principal offices at One State Street, Hartford, Connecticut. ERC and HSB are sometimes individually referred to in this Agreement as a "Member" and collectively as "Members".

WHEREAS, ERC, through its subsidiary organization, IRI Management Services L.L.C. (IMS), has acquired certain of the tangible and intangible assets of Industrial Risk Insurers ("IRI") and its affiliated Canadian association, Canadian Industrial Risk Insurers ("CIRI"), both of which are joint underwriting associations offering first party property insurance to highly protected risk ("HPR") accounts in industrial/manufacturing occupancies;

WHEREAS, HSB owns and operates a property insurance business known as HSB Special Risks-Manufacturing Division offering first party property insurance to HPR accounts in industrial/manufacturing occupancies with principal facilities located in the United States;

WHEREAS, ERC and HSB desire to form a limited liability company for the purpose of operating a combined venture offering property insurance for HPR industrial/manufacturing occupancies and to which ERC will contribute the IRI book of business and a royalty-free license to use the assets of IMS, including the IRI trademark/tradename and HSB will contribute its U.S. Special Risk-Manufacturing book of business and a royalty-free license to use the HSB trademark/tradename; and

NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1  Definitions.

     In addition to terms otherwise defined herein, the following terms are used herein as defined below. The following definitions are applicable to both the singular and the plural forms of each term defined below.

     "Affiliates" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.

     "Agreement"   means  this  Limited   Liability  Company  Agreement  of  HSB
     Industrial Risk Insurers L.L.C., as the same may be amended or restated from time to time.

     "Announcement Date" means the first public announcement of the transaction which culminates in a Change in Control.

     "Board" means the Board of Managers of the Company.

     "Capital Contributions" means, with respect to any Member, the property and cash contributed as capital by such Member to the Company in accordance with Article IV hereof.

     "Change in Control" means the acquisition of 50% or more of the voting securities of HSB Group, Inc., the parent company of HSB, other than by ERC or any of its Affiliates.

     "Connecticut Act" means the Connecticut Limited Liability Company Act, as it may be amended from time-to-time.

     "ERC Reinsurance Agreement" means the Reinsurance Agreement between ERC, as ceding company, and HSB, as reinsurer, dated as of January 1, 1998.

     "HSB-IRI Business" means HPR property insurance business written pursuant to the Operating Agreement on industrial/manufacturing risks with principal facilities located in the United States or Canada, and including any multi-national locations of such risks, and which initially comprises the business underwritten by IRI and the U.S. Special Risk Manufacturing business underwritten by HSB on the effective date of the Operating Agreement.

     "HSB Reinsurance Agreement" means the Reinsurance Agreement between HSB as reinsurer and ERC as ceding company dated as of January 1, 1998.

     "Initial Members" means Employers Reinsurance Corporation and The Hartford Steam Boiler Inspection and Insurance Company.

     "Interest" means the ownership interest of a Member in the Company (which shall be considered personal property for all purposes), consisting of (i) such Member's Percentage Interest in profits, losses, allocations and distributions, (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Connecticut Act, and (iii) such Member's other rights and privileges as herein provided.

     "IRI Reinsurance Agreement" means the Reinsurance Agreement between HSB as ceding company and IRI as reinsurer dated as of January 1, 1998.

     "Majority in Interest of the Members" means Members whose Percentage Interests aggregate to greater than 50 percent of the Percentage Interests of all Members.

     "Members" means the Initial Members and/or all other Persons admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. All Members admitted as additional or substituted Members must agree to the provisions of this Agreement by a written acknowledgment signed by the Member before they may be admitted.

     "Operating Agreement" means the Operating Agreement dated as of January 1,1998 by and among the Company, ERC, HSB and IRI.

     "Percentage Interest" means a Member's share of the profits and losses of the Company and the Member's percentage right to receive distributions of the Company's assets. The Percentage Interest of the Initial Member shall initially be the percentage set forth in Schedule I hereto and such Schedule shall be amended from time to time in accordance with the provisions hereof. The combined Percentage Interest of all Members shall at all times equal 100 percent.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Related  Agreements"  means  the  IRI  Reinsurance   Agreement,   the  ERC
     Reinsurance Agreement, the HSB Reinsurance Agreement and the Operating Agreement.

     "Two Thirds in Interest of the Members" means Members whose Percentage Interests aggregate to greater than 66 2/3 percent of the Percentage Interests of all Members.

                                   ARTICLE II


                                FORMATION OF LLC

2.1  Name and Formation.

     The Members hereby form a limited liability company pursuant to the Act on the terms and for the purposes set forth in this Agreement. The name of the Company shall be HSB Industrial Risk Insurers, L.L.C., or such other name as the Members may from time to time hereafter designate. Mr. John M. Connelly of Employers Reinsurance Corporation, as Organizer, has executed and filed the Articles of Organization with the Secretary of State of the State of Connecticut in compliance with ss.34-121 of the Connecticut Act. The

     Company will be formed and its existence will commence upon endorsement of the Articles of Organization by the Secretary of the State.

2.2. Purposes.

     The purposes of the Company shall be to engage in the HSB-IRI Business and to engage in any other lawful act, activity or purpose for which LLC's may be formed under the Connecticut Act, as such business activities may be determined by the Member(s) from time to time.

2.3. Offices and Statutory Agent .

     (a) The principal office of the Company shall be 85 Woodland Street, Hartford, Connecticut 06102-5010, or such other place inside or outside the State of Connecticut as the Members may designate from time to time.

     (b) The statutory agent for service of process within the State of Connecticut is IRI Management Services, L.L.C. and doing business at 85 Woodland Street, Hartford, Connecticut 06102-5010.

2.4  Term.

     The existence of IRI Management Services, L.L.C. will continue until dissolved and terminated in accordance with Section 6.5 of this Agreement.

                                   ARTICLE III

   RIGHTS AND DUTIES OF THE MEMBERS AND CONDUCT OF THE BUSINESS OF THE COMPANY


3.1. Members.

     The names, business addresses, Capital Contributions and Percentage Interests of the Initial Members of the Company are set forth on Schedule I attached hereto. Additional Members may be admitted as provided for herein and Schedule I will be amended when other Members are admitted from time to time to show the name, residence or business address, Capital Contribution and Percentage Interest of the additional Member(s) and any agreed upon changes in Percentage Interests.

3.2. Management of the Company.

     (a) Except as otherwise provided herein, management of the Company shall be conducted by a Board of Managers (collectively, "the Board" and individually, a "Manager") which will be responsible for all the business and affairs of the

          Company. Members acting as Managers shall do so in their capacity as Members and each Member-Manager shall be an agent of the Company. The power to act for or bind the Company shall be vested exclusively in the Board. The Board of Managers may delegate its authorities and responsibilities for management of the business affairs of the Company to third parties, but such delegation shall not relieve the Board of any of its obligations under this Agreement. With respect to the HSB-IRI Business, the Members expressly delegate to HSB those authorities and responsibilities set forth in the Operating Agreement. Except as otherwise provided in this Agreement or in the Related
          Agreements, no Member shall have any authority to act for, or to assume any obligations or responsibilities on behalf of, any other Member.

     (b) Subject to obtaining any necessary approvals hereunder, the Board shall have the power and authority to execute and deliver contracts, instruments, certificates, filings, notices or other documents on behalf of the Company, including any document required to be filed pursuant to the Connecticut Act. Except as otherwise required by applicable law, any such document shall require the signature of only one Manager.

     (c) The number of Managers on the Board of Managers shall be seven (7). Until another Member is admitted, the Board of Managers will be comprised as follows: four (4) Managers will be designated by ERC (each an "ERC Designated Manager") and three (3) Managers will be designated by HSB (each an "HSB Designated Manager"). All Managers shall serve at the pleasure of the Member which designated them. The Managers designated by the Initial Members are listed on Schedule II which shall be amended upon the admission of another Member and/or designation of different Managers. All ERC Designated Managers shall be employees of ERC or one or more of its Affiliates, including IRI, and all HSB Designated Managers shall be employees of HSB or one of its Affiliates. The number of Managers may be increased or decreased from time to time by an amendment to this Agreement provided that the relative proportion of ERC and HSB Designated Managers remains constant, until such time that any new Members are admitted to the Company. The number of Managers shall never be less than three (3). Except as otherwise provided herein, decisions of the Board shall be made by an affirmative vote of not less than a majority of the Managers.

     (d) Any Manager shall continue to serve in such capacity until the Member appointing such Manager shall have notified the other Members in writing of his replacement. In the event of the death or resignation of a Manager, the Member who appointed that Manager shall elect a successor within thirty (30) days.


     (e) A Member may, by written notice to the other Members, designate a person to serve as an Alternate for a Manager designated by such Member, and each such Alternate shall be entitled to, in the absence of the Manager for whom he has been designated as an Alternate, to attend meetings, to have such Alternate's presence counted for purposes of establishing a quorum and to vote on behalf of the Manager for whom he is acting as Alternate at any meeting of the Board of Managers.

3.3. Member Meetings.

     The first annual Member meeting shall be held on February ___, 1998. Thereafter the annual meeting of the Members shall be held on the last working Monday in April of each year provided such day is not a legal holiday. When such day is a legal holiday, the meeting shall be held on the first working day following such holiday. At such annual meeting, the Members shall elect Managers to succeed those whose terms expire or to fill any vacancies and shall transact any other business that may properly come before the meeting. Special meetings of the Members may be called for any purpose at any time by any Member or by the Board. All Meetings shall be held at the registered office of the Company or at such other place within or without the State of Connecticut as shall be determined by the Members. Meetings may be held by conference telephone or other means of communication by means of which all participants can hear each other.
     Participation in such meeting in such manner shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     A Member who is designated (at the prior meeting) the Secretary for each meeting shall provide notice of the meeting to the Members, stating the place, day and hour of the meeting, and in case of a special meeting, the purpose(s) for which the meeting is called. The notice shall be mailed to each Member of record at its address as it appears on the records of the Company not less than ten days nor more than fifty days before the day of the meeting.

     At any meeting of the Members, the presence, in person or by proxy, of persons entitled to vote a majority of the voting interest of the Company shall constitute a quorum of the Members for all purposes, unless or except the presence of Members holding a higher aggregate Percentage Interest is required by this Agreement. If there are not enough Members present at a meeting in person or by proxy to constitute a quorum, the holders of a Majority in Interest of the Members present may adjourn the meeting to a specified date not longer than thirty (30) days after the adjournment. An additional notice regarding the rescheduled meeting shall be sent to all Members. If a quorum is present at the rescheduled meeting, the Members may transact any business which was to be transacted at the adjourned meeting. At each meeting, the appointed Secretary shall furnish a complete list of the Members present at the meeting in person or by proxy and their respective Percentage Interest in the Company.

     At each meeting of the Members, every Member shall be entitled to vote in person or by a written proxy delivered to the Secretary of said meeting and signed by such Member or by its duly authorized attorney and designating a Member or Members of the Company as such proxy. A written proxy shall be valid for three years unless the person executing it specifies a different length of time.

     Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if each of the Members consent in writing to such action.

3.4. Board Meetings.

     The first meeting of the Board shall be held at the registered office of the Company within thirty (30) days after the first Member meeting. The Board may hold subsequent meetings and may have an office and keep the books of the Company at the registered office of the Company or in such place or places within or without the State of Connecticut (unless and except as otherwise provided by the Connecticut Act) as the Managers may determine. Meetings may be held by conference telephone or other means of communication by means of which all participants can hear each other.
     Participation in such meeting in such manner shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     The regular meetings of the Board shall be held quarter-annually, one after the first Member meeting and the remaining three held on the last working Monday of the months of April, July and October or as determined by resolution of the Board.

     The Board may hold special meetings whenever requested by one-third of the Managers. No notice shall be required for any regular meeting of the Board. The Board member appointed by the Board as Secretary shall give notice of each special meeting by mailing the same at least five (5) days before the meeting or by facsimile notice at least three (3) days before the meeting to each Manager. Unless otherwise indicated in the notice, any and all business to be performed by the Board pursuant to this Agreement may be transacted at any special or regular Board meeting; provided however, that if at least one Manager designated by each Member is not present at such meeting, only such business as set forth in the notice for such meeting may be considered and voted upon. A majority of the full Board as then presently existing shall constitute a quorum for the transaction of business, but if at any meeting of the Board there is less than a quorum present, a majority of those present may adjourn the meeting and reschedule the meeting for a date when a quorum is present.

     Each Manager may bring one or more other advisors to any meeting, provided that such advisors shall not have the right to vote on any matter brought before the Board of Managers; and provided further, that the Managers shall have the right to call executive sessions of the Board and to exclude any person not a Manager from such executive session.

     Any action required or permitted to be taken at a meeting of the Board of Managers may be taken without a meeting if each of the Managers consent in writing to such action.

3.5. Executive Committee and Other Committees.

     The Board of Managers, by resolution adopted by a majority of the Board, may designate three or more Managers (at least one of which must be a Manager designated by HSB) to constitute an Executive Committee. The
     Executive Committee shall have the powers and authority of the Board as stated in the resolution; provided, however, such committee shall not do any act not authorized by this Agreement to be done by the Board or not otherwise delegated to the Board by the Members. The Executive Committee shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board.

     The Board may, by resolution adopted by a majority of the Board, appoint permanent or temporary committees and assign such duties and delegate such powers to said committees as the Board deems necessary and proper and as consistent with this Agreement, provided that no such committee shall have any authority to make any determination, or designate any person to make any determination, in each case, regarding any of the matters set forth in
     Section 3.10 hereof without the approval of the Members in accordance with such Section 3.10. HSB shall be entitled to designate at least one member on each such committee.

3.6. Underwriting Committee and Claim Committee

     The Board of Managers shall appoint an Underwriting Committee and a Claim Committee.

     (a) The Underwriting Committee shall be comprised of two standing members, one of which shall be an employee of ERC designated by ERC and the other shall be an employee of HSB designated by HSB. The initial members of the Underwriting Committee are identified on Schedule II. The standing members may designate one or more additional individuals to serve as members on the committee as they may from time to time deem useful in carrying out their assigned duties. The powers and duties of the Underwriting Committee shall be to develop and recommend for Member approval, underwriting guidelines, rules and practices for the conduct of the HSB-IRI Business, including the appropriate methodology for allocating written premium between property and boiler and machinery coverages, and to exercise such other powers and authority as the Board of Managers may determine and specify in writing from time to time hereafter.

     (b) The Claim Committee shall be comprised of two standing members, one of which shall be an employee of ERC designated by ERC and the other shall be an employee of HSB designated by HSB. The initial members of the Claim Committee are identified on Schedule II. The standing members may designate one or more additional individuals to serve as members on the committee as they may from time to time deem useful in carrying out their assigned duties. The powers and duties of the Claim Committee shall be to develop claims handling guidelines, rules and practices for the conduct of the HSB-IRI Business, including the allocation of losses between property and boiler and machinery coverages (consistent with Exhibit A to the ERC Reinsurance Agreement), and to exercise such other powers and authority as the Board of Managers may determine and specify in writing from time to time hereafter.

3.7  Committee Governance.

     Unless otherwise specified in the writing designating the committee, a majority of the members of such committee may elect its Chair, fix its rules of procedures, fix the time and place of meetings and specify what notice of meetings, if any, shall be given. Written records of the proceedings of any committee shall be maintained and furnished to the Board of Managers. Any action required or permitted to be taken at any committee meeting may be taken without a meeting if each of the members of such committee consent in writing to such action.

3.8  No Compensation to Managers and Committee Members

     The Managers and other committee members shall receive no compensation from the Company for performing their services as Managers and committee members. Each Member shall be solely responsible for the payment of salaries, benefits, retirement allowances and travel and lodging expenses for all Managers appointed by it.

3.9  Board Actions.

     Subject to the provisions of this Agreement and the Operating Agreement, the President and the other officers of the Company shall have the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties, except that the following actions or types of transactions shall not be taken or consummated without the affirmative vote, approval or consent of at least a majority of Managers on the Board:

     (a) decisions regarding any capital expenditure or capital project in excess of Five Hundred Thousand Dollars ($500,000);

     (b) decisions regarding borrowing, finance leases, or the creation of security interests, liens or mortgages in or on any property or assets of the Company, in amounts that exceed Five Hundred Thousand Dollars ($500,000);

     (c) decisions regarding any loan, advance or giving credit in amounts that exceed Five Hundred Thousand Dollars ($500,000);

     (d) decisions regarding the disposition of assets having either a book or market value of more than Five Hundred Thousand Dollars ($500,000);

     (e) material decisions regarding the initiation, defense, conduct or settlement of litigations, arbitrations or other disputes involving amounts in excess of Five Hundred Thousand Dollars ($500,000);

     (f) entering into, making any material amendment to or terminating any material contract or transaction;

     (g)  selection of independent auditors;

     (h) acquiring, purchasing or subscribing for, or selling or otherwise disposing of, any shares, debentures, mortgages or securities in any company or any other entity;

     (i) establishing any new branch, office or other permanent establishment or forming any subsidiary company or entity of the Company;

     (j) any other strategic issue or material decision that at least three (3) Managers determine in good faith should require approval or other determinations by the Board.

3.10 Member Actions.

     The following matters in particular shall be determined by the unanimous affirmative vote, approval or consent of the Members:

     (a) any amendment to this Agreement or to the Articles of Organization of the Company;

     (b) the issuance of any additional Interests or, in connection with the transfer/assignment of an Interest, the admission of any additional or substitute Members and the terms and conditions of, and time for, such admissions as well as the amount of the Capital Contribution of the additional Member(s);

     (c) authorizing a Member or a non-member Manager to do any act that contravenes this Agreement or any amendment to this Agreement;

     (d)  any merger or consolidation of or involving the Company;

     (e) any sale, exchange, lease, conveyance or other transfer or disposition of all, or substantially all, of the assets of the Company;

     (f)  a change in name of the Company;

     (g) engaging in a business other than as provided for in this Agreement or as originally determined by the Initial Member;

     (h)  adoption of underwriting guidelines rules and practice,  including the
          appropriate   methodology  for  allocating   written  premium  between
          property and boiler and machinery coverages; and

     (i) approval of any annual budget, strategic plan or business plan for the Company and any material changes thereto.

     The following matters in particular shall be determined by the affirmative vote, approval or consent of at least Two-Thirds in Interest of the Member; or if the number of Members at the time a matter is to be voted on is less than three, by the unanimous affirmative vote, approval or consent of the
     Members:

     (a)  appointment or removal of the President and Chief Executive Officer

     (b)  creation of executive compensation and employee benefit programs

     (c) payment of distributions to the Members (except distributions in connection with the Related Agreements, routine year-end distributions as provided herein and distributions in connection with the dissolution and winding up of the Company);

     (d)  the withdrawal of a Member;

     (e) the assignment of any of the property of the Company in trust for the benefit of creditors, or the making or filing, or acquiescence in making or filing by any other person, of a petition or other action requesting the reorganization or liquidation of the Company under the bankruptcy laws; and

     (f) decisions regarding any capital expenditure or capital project in excess of One Million Dollars ($1,000,000);

     (g) decisions regarding borrowing, finance leases, or the creation of security interests, liens or mortgages in or on any property or assets of the Company, in amounts that exceed One Million Dollars ($1,000,000);

     (h) decisions regarding any loan, advance or giving credit in amounts that exceed One Million Dollars ($1,000,000);

     (i) decisions regarding the disposition of assets having either a book or market value of more than One Million Dollars ($1,000,000);

     (j) material decisions regarding the initiation, defense, conduct or settlement of litigations, arbitrations or other disputes involving amounts in excess of One Million Dollars ($1,000,000);

     (k) decisions concerning the allocation of revenues and expenses attributable to any fee for service business of IRI not treated as an offset from HSB's reimbursement obligation under paragraph 6.5 of the Operating Agreement.

     (l) entering into or amending any written contract, or consummating any other transaction, with any Member or any Affiliate of any Member, or in connection with which any Member or any Affiliate of any member has a direct or indirect financial interest, other than the Related Agreements;

     (m) any other matter that is subject to the agreement, consent or approval of the Members hereunder.

3.11 Membership  of  Board  of  Directors.   Underwriting  Committee  and  Claim
     Committee of IRI

     For as long as HSB and ERC (and/or their Affiliates) remain the only Members of the Company and the only members of IRI, the same members as serve on the Board of Managers of the Company shall serve as the members of the Board of Directors of IRI and the same members that serve on any committee of the Board of Managers shall serve as the members of the committees of the Board of Directors of IRI having comparable duties and authorizations.

3.12 President and Chief Executive Officer

     From time to time as appropriate, the Members shall elect a President and Chief Executive Officer of the Company who shall serve as such until the earlier of his death or resignation or his removal in accordance with the terms of this Agreement. The initial President and Chief Executive Officer shall be Michael L. Downs. The President and Chief Executive Officer shall have the responsibility for managing the day-to-day business operations and affairs of the Company and supervising its other officers, subject to the direction, supervision and control of the Board. In general, the President shall have such other powers and perform such other duties as usually pertain to the office of the President, and as from time to time may be assigned to him by the Board, subject to the provisions of Sections 3.9 and
     3.10 and the terms and conditions of the Operating Agreement.

     The President and Chief Executive Officer of the Company shall also serve as the President and Chief Executive Officer of IRI.

3.13 Conduct of the Business of the Company.

     The Initial Members agree to cause the HSB-IRI Business to be conducted in accordance with the underwriting guidelines, rules and practice approved by the Members in accordance with Section 3.10 hereof and the Related Agreements, as may be amended from time to time hereafter.

     (a) If at some future date, one or both of the Initial Members desire to integrate, combine, or incorporate the HSB-IRI Business, or any portion thereof, with blended products (e.g. property insurance combined with one or more other coverages, such as casualty or workers compensation, or with financial products) the Initial Members agree to preserve the rights and opportunities to which HSB is entitled with respect to the HSB IRI Business under the Operating Agreement and the Reinsurance Agreements in any such blended product business activities.

     (b) In the event that substantial and materially adverse developments threaten to frustrate the commercial viability of the HSB-IRI Business as structured, ERC and HSB agree to initiate discussions leading to modification of this Agreement and the Related Agreements. Any such modifications shall preserve, to the greatest extent possible, the rights, obligations and opportunities to which the parties are entitled under this Agreement and the Related Agreements.

                                   ARTICLE IV

                  FINANCING; CAPITAL ACCOUNTS AND DISTRIBUTIONS

4.1. Capital Contributions.

     The Initial Members have contributed to the Company the property and cash set forth in Schedule I hereto. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Members, acting unanimously, at the time of each such admission. Except as otherwise agreed by all Members, the Initial Members and any other Member shall have no obligation to make any capital contributions beyond their initial capital contribution to the Company.

4.2. Future Financing of the Company.

     The Company may require additional funds for capital expenditures or working capital requirements in the future and any such additional funding shall be obtained from any of the following sources as the Members shall unanimously agree: (a) cash reserves of the Company; (b) loans from banks or other financial institutions; (c) additional Capital Contributions made to the Company by the Members in proportion to their Percentage Interests in amounts to be determined by the Members; (d) loans made to the Company by Members and/or related companies of the Members; or (e) any other funding source agreed upon by the Members.

4.3. Capital Accounts.

     (a) A single, separate capital account shall be maintained for each Member. Each Member's capital account shall be credited with the amount of money and the fair market value of property (net of any liabilities secured by such contributed property that the Company assumes or takes subject to) contributed by that Member to the Company; the amount of any Company liabilities assumed by such Member (other than in connection with a distribution of Company property) and such Member's distributive share of Company profits (including tax exempt income) as determined by the Member's Percentage Interest. Each Member's capital account shall be debited with the amount of money and the fair market value of property (net of any liabilities that such Member assumes or takes subject to) distributed to such Member; the amount of any liabilities of such Member assumed by the Company (other than in connection with a contribution); and such Member's distributive share of Company losses (including items that may be neither deducted nor capitalized for federal income tax purposes) as determined by the Member's Percentage Interest.

     (b) The capital accounts shall be maintained and adjusted in accordance with the Internal Revenue Code, Section 704(b) and (c) and the Regulations (1.704-1(b)). In the event the Members or the Board determine that it is prudent to modify the manner in which the capital accounts or any debits or credits thereto are computed in order to comply with such laws and regulations, the Members or the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Member upon dissolution as provided herein.

     (c) Any Member, including any substitute Member, who shall receive an Interest (or whose Interest shall be increased) by means of a transfer to it of all or a part of the Interest of another Member, shall have a capital account that reflects the capital account associated with the transferred Interest.

4.4  Expenses of the Company.

     All of the Company expenses shall be billed directly to and paid by the Company. The Company is specifically authorized to make reimbursements to any Member that provides goods, materials or services used for or by the Company provided such are authorized in advance in writing or are paid pursuant to a written agreement approved by the Members. In no event shall any amount charged to the Company as a reimbursable expense by any Member exceed the amount that the Company would be required to pay to independent parties for comparable goods, materials or services.

4.5. Distributions.

     Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Members may determine, except that distributions shall be routinely made at each year-end unless the Members determine it would not be prudent to do so. Distributions shall be made to (and profits and losses shall be allocated among) Members pro rata in accordance with their respective Percentage Interests.

                                    ARTICLE V

                  TAX AND ACCOUNTING MATTERS; BOOKS AND RECORDS

5.1  Tax Matters.

     (a) The Board will designate a Member-Manager who will act as the "tax matters partner" within the meaning of Section 6231 of the Internal Revenue Code. The tax matters partner shall promptly advise each Member and the Board of any audit proceeding proposed to be conducted with respect to the Company.

     (b) It is the intention of the Initial Members and shall be the intention of all subsequently admitted Members that the Company shall be taxed as a "partnership" for federal and state income tax purposes. All provisions of this Agreement are to be construed so as to preserve that tax status. The Members will take all reasonable actions, including the amendment to this Agreement and the execution of other documents, as may be required in order for the Company to qualify for and receive "partnership" treatment for federal and state income tax purposes.

     (c) All items of Company income, gain, loss, deduction, credit or the like shall be allocated among the Members in accordance with their respective Percentage Interest as set forth in Schedule I.

     (d) Each of the Members shall execute or cause to be executed from time to time all other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and/or operation and, when appropriate, termination of a limited liability company in the State of Connecticut and all other jurisdictions where the Company shall desire to conduct its business.

5.2  Books and Records.

     The Company shall maintain or cause to be maintained separate, full and accurate books and records of the Company, and the Members or any authorized representatives of the members will have the right to inspect, examine and copy the same, and to meet with employees of the Company responsible for preparing the same, at reasonable times during business hours and upon reasonable notice.

5.3  Reports to Members.

     The Members Committee shall provide or shall cause to be provided to, each Member such financial reports and statement in such form and with such frequency as such Member may reasonably request. The fiscal year of the Company shall be a calendar year. The books and records of the Company shall be maintained in accordance with generally accepted accounting principles and the Internal Revenue Code and Regulations.

                                   ARTICLE VI

              TRANSFERS OF INTERESTS; BUY-OUT RIGHTS; WITHDRAWAL OF
                              MEMBERS; DISSOLUTION

6.1  Transfers of Company Interests.

     No Member may sell, assign, pledge or otherwise transfer or encumber (collectively "transfer") all or any part of its Interest in the Company, and no transferee of all or any part of the Interest of a Member shall be admitted as a substitute Member, without having obtained the prior written consent of at least Two-Thirds in Interest of the non-transferring Members, or in the event that there are less than three members, the consent of the non-transferring Member. In no event shall a transfer of a Member's Interest include an assignment or transfer of the right to participate in the management and affairs of the Company or to become or exercise any rights of a Member. Until the assignee of a Member's Interest becomes a Member upon the consent of Members as described above, the assignor continues to be a Member and have all the powers attendant to membership provided herein. The Members shall amend Schedule I hereto from time to time to reflect transfers made in accordance herewith. Any purported transfer in violation of this Section shall be null and void and shall not be recognized by the Company.

6.2  Buy-Out Rights.


     (a) For a period of 180 days following the effective date of a Change in Control of HSB, ERC shall have the right to purchase HSB's Member Interest in the Company at a price equal to X times Y (the "Buy-Out Price") where:

          X = the total Pre-Tax Earnings (as defined herein) earned by HSB for the four calendar quarters immediately preceding the calendar quarter within which the Announcement Date occurs; and

          Y = closing price of HSB Group, Inc. common stock on the day preceding the Announcement Date divided by the aggregate net income per share for the previous four quarters; provided that in no event shall Y be less than 10 or more than 15.

          "Pre-Tax Earnings" for the purpose of computing the Buy-Out Price shall be the sum of :

          (i) the net amount of ceding commission earned by HSB after performing the calculation under Paragraph 7.3 of the Operating Agreement, less Operating Costs as defined in the Operating Agreement;

          (ii) the underwriting income of HSB ( which for purposes of this formula will not be less than zero) on a GAAP basis earned by HSB under the Reinsurance Agreements, after giving effect to any Outward Reinsurance ceded in accordance with Paragraph 4.2 of the Operating Agreement; and

          (iii) an allocable portion of HSB's investment income attributable to the cash held by IRI in connection with (i) and (ii).

     (b) In order to exercise such right, ERC must deliver written notice relating thereto to HSB within the 180 day period following the Change in Control to HSB, and within thirty (30) days of receiving such notice, HSB shall send a notice to ERC setting forth the Buy-Out Price. Within fifteen (15) days of receiving such notice of the Buy-Out Price, ERC shall send a notice to HSB stating that it has either decided to (i) purchase HSB's Member Interest at the Buy-Out Price (a "Buy-out Acceptance Notice") or (ii) not purchase HSB's Member Interest. In the event that ERC fails to give such notice within such fifteen (15) day period, ERC shall be deemed to have elected not to purchase HSB's Member Interest.

     (c) A purchase and sale of HSB's Member Interest pursuant to this Section 6.2, shall take place at the office of the Company on such date within thirty (30) days of the date of delivery of the Buyout Acceptance Notice as specified by ERC (subject to extension if required to obtain any regulatory approvals and to permit the expiration of any applicable statutory waiting periods).

     (d) ERC may assign its right to purchase HSB's Member Interests pursuant to this Section 6.2 to any of its Affiliates.

     (e) On the closing date of any purchase of HSB's Member Interest pursuant to this Section 6.2, the Operating Agreement shall be considered terminated without any further action required on the part of the parties thereto to effect such termination.


6.3  Withdrawal of Members.

     No Member shall have the right to withdraw from the Company except with the consent of two-thirds in Interest of all other Members, or in the event that there are less than three Members at the time of such proposed withdrawal, with the consent of the remaining Member, and upon such terms and conditions as may be specifically agreed upon between such other Members and the withdrawing Member. The withdrawing Member shall be entitled to receive any distribution which the Member was entitled to receive prior to the withdrawal. Unless otherwise agreed to by the remaining Members, the withdrawing Member shall not be entitled to payment for the Member's Interest in the Company and, beginning on the date of withdrawal, the withdrawing Member shall no longer be a Member of the Company.

6.4  Return of Capital.

     No Member shall have any liability for the return of any Member's Capital Contribution which Capital Contribution shall be payable solely from the assets of the Company at the absolute discretion of the Members.

6.5. Dissolution.

     Subject to the provisions of Section 6.6 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

     (a)  the determination of all the Members to dissolve the Company;

     (b) the insolvency of a Member or any other event causing a dissolution of the Company under Section 34-180 of the Connecticut Act; or

     (c) the occurrence of any event that makes it unlawful for the business of the Company to be carried on or for the Members to carry it on as a limited liability company.

6.6. Continuation of the Company.

     Notwithstanding the provisions of Section 6.5(b) herein, the Company shall not be dissolved if within ninety (90) days after the occurrence of an event described in Section 6.5(b), the business of the Company is continued by the agreement of all the remaining Members.

                                   ARTICLE VII

                               DISPUTE RESOLUTION

7.1. Negotiation between Executives.

     (a) The Members shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives who have authority to settle the controversy. Any Member may give the other Members written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of said notice, executives of the Members shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing

          Member's notice, or if the Members fail to meet within 20 days, any Member may initiate mediation of the controversy or claim as provided hereinafter.

     (b) If a negotiator executive intends to be accompanied at a meeting by an attorney, the other negotiator executive shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

7.2  Mediation.

     If the dispute has not been resolved by negotiation as provided above, the parties shall endeavor to settle the dispute by submitting it to the Center for Public Resources (CPR) Institute for Dispute Resolution, New York, New York for mediation under the then current CPR Model Procedure for Mediation of Business Disputes. The neutral third party will be selected from the CPR Panel of Neutrals. If the parties encounter difficulty in agreeing on a neutral, they will seek the assistance of CPR in the selection process.

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1  Limitation of Liability.

     The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise shall be solely the debts, obligations and liabilities of the Company and no Member of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

8.2. Standard of Care and Indemnification of Members or non-Member Managers.

     (a) No Member or member of the Board of Managers, or any committee there of shall have any personal liability whatsoever to the Company or any other Member on account of such Member's or Person's status thereof or by reason of such Member's or Person's acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Member or member of the Board of Managers, or any committee thereof, against any liability to the Company or the Members to which such Member or non-Member Manager would otherwise be subject by reason of: (i) any act or omission of such Member or Person that involves actual fraud or willful misconduct or (ii) any transaction from which such Member or Person derived improper personal benefit.

     (b)  The  Company  shall  indemnify  and  hold  harmless  each  Member  and
          non-Member   Manager  and  the  affiliates  of  any  Member  (each  an
          "Indemnified  Party")  against  any and all losses,  claims,  damages, expenses and liabilities (including, but not limited to, any investigation, attorneys' fees, expert witness fees and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suits, proceedings, or claims) of any kind or nature whatsoever that such Indemnified Party may at any time become subject to or liable for by reason of the formation, operation or termination of the Company or the Indemnified Party's actions in connection with the conduct of the affairs of the Company (including, without limitation, indemnification against negligence, gross negligence or breach of duty); provided, however, that no Indemnified Party shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (i) any act or omission of such Indemnified Party that involves actual fraud or willful misconduct or (ii) any transaction from which such Indemnified Party derives improper personal benefit. The indemnities provided hereunder shall survive termination of the Company and this Agreement. Each Indemnified Party shall have a claim against the property and assets of the Company for payment of any indemnity amounts due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Members. Costs and expenses that are subject to indemnification hereunder shall, at the request of the Indemnified Party, be advanced by the Company to or on behalf of such Indemnified Party prior to final resolution of a matter, so long as such Indemnified Party shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Party is not entitled to indemnification hereunder.

     (c) The contract rights to indemnification and to the advancement of expenses conferred in this Section 8.2 shall not be exclusive of any other right that any party may have or hereafter acquire under any statute, agreement, vote of the Members or otherwise.

     (d) The Company may maintain insurance, at its expense, to protect itself and any Member or non-Member Manager of the Company, or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such party against such expense, liability or loss under the Connecticut Act.

     (e) The Company may, to the extent authorized from time to time by the Members, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Members and non-Member Managers of the Company.

8.3  Notices.

     Notices required or permitted by this Agreement shall be in writing and shall be delivered personally (by courier or otherwise), sent by facsimile transmission (confirmation received) or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, three days after the date of deposit into the United States mails. All notices or communications under this agreement shall be addressed as follows or to such other address as any party may designate by notice given in accordance with this agreement to the other parties.

     If to ERC:

     Employers Reinsurance Corporation
     5200 Metcalf
     Overland Park, Kansas 62201

     Attention: General Counsel
     Facsimile No.: (913) 676-5483

     If to HSB:

     The Hartford Steam Boiler Inspection and Insurance Company
     P.O. Box 5024
     One State Street
     Hartford, CT 06102-5024

     Attention: General Counsel
     Facsimile No.: (860) 722-1818

     If to LLC:

     HSB Industrial Risk Insurers L.L.C.
     85 Woodland Street
     Hartford, CT 06102

     Attention: Chief Executive Officer
     Facsimile No.: (860) 520-7559

8.4. Amendments.

     This Agreement may be amended only by the unanimous written consent of the Members.

8.5  Execution in Counterparts.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

8.6. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

8.7. Headings. The Section headings of this Agreement are for convenience only and shall not in any way affect the interpretation hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                                            MEMBER


                                            EMPLOYERS REINSURANCE CORPORATION

                                            ------------------------------------
                                            By: John M. Connelly
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

                                            MEMBER


                                            THE HARTFORD STEAM BOILER
                                            INSPECTION AND INSURANCE COMPANY

                                            ------------------------------------
                                            By: Robert C. Walker
                                            Title: Senior Vice President and
                                                   General Counsel

                                   Schedule I

Member Name & Address                   Capital                     Percentage
                                     Contribution                   Interest


Employers Reinsurance Corporation   IRI Book of Business
5200 Metcalf                      with a value of $_________
Overland Park, Kansas  66201    $ [cash ]__________________            90%
                                    IRI trademark license
                                 license to use IMS assets

The Hartford Steam Boiler        HSB U.S. Special Risk
  Inspection and Insurance      Manufacturing Book of
  Company                     Business with a value of
P.O. Box 5024                   $ _________________                    10%
One State Street
Hartford, Connecticut 06102-5024  $ [cash] _________________
                                    HSB trademark license

                              TOTAL:  $__________________             100%

                                   Schedule II


Managers                                    Designated By:

Kaj Ahlmann                                 Employers Reinsurance Corporation

John M. Connelly                            Employers Reinsurance Corporation

Robert Dellinger                            Employers Reinsurance Corporation

Hoyt Wood                                   Employers Reinsurance Corporation

Gordon W. Kreh                              The Hartford Steam Boiler Inspection
                                              and Insurance Company

Saul L. Basch                               The Hartford Steam Boiler Inspection
                                              and Insurance Company

Michael L. Downs                            The Hartford Steam Boiler Inspection
                                              and Insurance Company

Members of Underwriting
Committee

Hoyt Wood                                   Employers Reinsurance Corporation

Michael Downs                               The Hartford Steam Boiler Inspection
                                              and Insurance Company

Members of Claim Committee

John M. Connelly                            Employers Reinsurance Corporation

Robert C. Walker                            The Hartford Steam Boiler Inspection
                                              and Insurance Company